Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 14, 2012 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Abaxis, Inc., which appear in the Annual Report on Form 10-K of Abaxis, Inc. for the year ended March 31, 2012.

/s/ Burr Pilger Mayer, Inc.
San Jose, California
February 14, 2013